Exhibit 10.5.2
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT1. Contract ID CodePage 1 of Page 2 2. Amendment/Modification No. 3. Effective Date 4. Requlsition/Purchase Req. No. 5. Project No. (If applicable) 0019 Mar 15, 2007 NTIA9110-7-08833 6. Issued By Code F6001201 7. Administrated By (If other than item 8) Code DOC/NOAA/AGO SEE BLOCK 6
STAFF OFFICE & EXTERNAL CLIENTS, AD 1305 EAST WEST HIGHWAY, RM 7601 SILVER SPRING, MD 20910 Kalika M. Boulware 301 713-0838X150
8. Name and Address of Contractor (No., Street, County, and Zip Code) (X) 9A. Amendment of Solicitation No
NEUSTAR, INC. Vendor ID: 00000190 9B. Date (See item 11) 46000 CENTER OAK PLAZA DUNS: 112403295 STRLING VA 201666593 10A. Modification of Contract/Order No. CAGE: 3DXC3 X SB1335-02-W-0175 10B. Date (See item 13) Oct 26, 2001 Code Facility Code
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
The above numbered solicitation is amended as set forth in item 14. The houir and date specified for receipt of Offers Is extended Is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified In the solicitation or as amended, by one of the following methods: (a) By completing items 8 and 15, and returning ___coples of the amendment (b) By acknowledging receipt of this amendment on each copy of the offer submitted: or (c) By separate letter or telegram which Includes a reference to the solicitations and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIVPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER, If by vinue of this amendment you desires to change an offer already submitted, such change may be made by telegram or letter, provided each telegram of letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12. Accounting and Appropriation Date (If required) 6111079110011080025220000000000000000000000000000000000 $ US 0.00
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTORDERS.
IT MODIFIES THE CONTRAC/ORDER NO. AS DESCRIBED IN ITEM 14.
(X) A. This change order is issued pursuant to: (Specify authority) The changes set forth in item 14 are made in the Contract Order No. In Item 10A
B. The above numbered Contract/Order is modified to reflect the administrative change (such as changes in paying office, appropriation date, etc)
C. This supplemental agreement is entered into pursuant to authority of:
52.243-1 “Changes”, FAR 43 and Mutual Agreement of Parties
D Either (Specify type of modification and authority)
E. IMPORTANT: Contractor Is not, X is required to sign this document and return 3 copies to the issuing office.
14. Description of Amendment/Modification (Organized by UCF Section headings, including solicitation/contract subject matter where feasible)
The purpose of this no cost administrative modification is to accept contractor price and marketing proposal for kids. us second level Internet domain.
Except as provided herein, all terms and condition of the document referenced In item 9A or 10A, as hereto fore changed, remains unchanged and In full force and effect.
15A. Name and Title of Signer (Type or Print) 16A. Name and Title of Contracting Officer (Type or Print) Steven Bayne 571-434-5500 MORE GUNTER-HENDERSON 301 713-0838 VP & Corporate Controller Contracting Officer Steve Bonee@nenoter.biz Morie.Gunter-Henderson@noaa.gov —— — 15B. Contractor/Offeror 15C. Date Signed 16B. United States of America 16C. Date Signed Steven Loye Mar. 15, 2007 (Signature of Contracting Officer) Mar 15, 2007 Nsn 7540-01-152-8070 30-105 STANDARD OFRMS 30 (REV, 10-83) PREVIOUS EDITIONS UNUSABLE Prescribed by GSA FAR (48 CFR) 53.243

SCHEDULE
Administrative modification No Cost Administrative modification to accept contractor price and marketing proposal. Modify contract SB1335-02-W-0175 with I NauStar,Iac. to approve contractor’s price reduction ‘ and marketing plans for kids us second-level Internet domain to increase utilization of such domain space NTLA has approved Contractor’s proposal to reduce current annual wholesale cost of each kids us registration from $65 to $6 and to reduce annual content mangement subscription fee from $250 to $125 for each kids.us domain name. In addition, NTLA has approved Contraction’s marketing plan to promote use of this domain space by implementing: 1) a rebate of $6 for first new 2500 kids.us registration during a 3-month period;
2) a rebate of the annual $125 cintent management subscription for first 200 domain names bolders who activate kids.us sites during a 3-month period;
and 3) a “ show your school spirit” programs to provide one year free contaent management subcription and $6 registrar rebate for each of the first 200 K-12 public schools that register and activate a kids.us through joint oureach activates with selected consumer and advocacy groups and has budgeted $30,000 for such outreach, and will advetise the kids.us space on the .us zip code directory platform.